INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-58048, 33-89778, and 333-69949 of Global
Industries, Ltd. on Form S-8 of our report dated February
15, 2001 appearing in this Annual Report on form 10-K of Global Industries, Ltd. for the year ended December 31, 2000.


DELOITTE & TOUCHE  LLP


New Orleans, Louisiana
March 19, 2001